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                                                                     EXHIBIT 2.5


                             CERTIFICATE OF MERGER

     The undersigned, the President of SpecialtyMD.com Corporation, a Delaware corporation, hereby certifies in connection with the merger of SpecialtyMD.com Corporation, a Delaware corporation, and Spinach Acquisitions Corp., a Delaware corporation that:

     1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

          Name                        State of Incorporation

          Spinach Acquisitions Corp.        Delaware
          SpecialtyMD.com Corporation       Delaware

     2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation of the merger is SpecialtyMD.com. Corporation.

     4. The certificate of incorporation of SpecialtyMD.com Corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

     5. The executed agreement and plan of merger is on file at an office of the surviving corporation. The address of the office of the surviving corporation at which the agreement of merger is filed is:

                         SpecialtyMD.com Corporation

                         1510 Page Mill Road

                         Palo Alto, CA 94304

     6. A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.
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     SpecialtyMD.com corporation has caused the Certificate to be signed by
_______________ its authorized officer, this _____ day of ________________.

                              SpecialtyMD.com Corporation

                              By:
                                 ----------------------------
                                  President